UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a 12

CM Finance Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 7, 2018

Shareholder Name Address 1 Address 2 Address 3

IMPORTANT NOTICE

Dear Fellow Shareholder:

It is very important that we get in contact with you regarding a very important matter concerning your investment in CM Finance Inc. We have tried unsuccessfully a number of times to contact you regarding this important operating initiative for CM Finance Inc which requires your response.

It is very important that we speak with you regarding this matter before December 17, 2018. So, please contact us toll-free at 1-877-732-3621 between 9:00 a.m. and 10:00 p.m. Eastern Standard Time Monday through Friday. At the time of the call, please reference the number listed below.

The call will only take a few moments of your time and there is no confidential information required.

Please contact us before December 17, 2018.

Thank you.

Sincerely yours,

Michael C. Mauer

Chairman of the Board

And Chief Executive Officer

REFERENCE NUMBER:    123456789

CM Finance Inc

601 Lexington Avenue, 26th Floor • New York, New York 10022